NEWS RELEASE for September 16, 2011 at 8:30AM Eastern Time

PALOMAR AND SYNERON ANNOUNCE SETTLEMENT OF PATENT INFRINGEMENT LAWSUITS

Comprehensive Settlement Covers Palomar’s Lawsuits Against Candela and Syneron

BURLINGTON, MA and YOKNEAM, ISRAEL (September 16, 2011) -- Palomar Medical Technologies, Inc. (Nasdaq:PMTI), a leading researcher and developer of light-based systems for aesthetic treatments, and Syneron Medical Ltd. (Nasdaq:ELOS), the leading global aesthetic device company, today announced that they have entered into a comprehensive settlement agreement ending the patent disputes between the companies on mutually agreeable terms. The comprehensive settlement agreement includes two Non-Exclusive Patent License Agreements by Palomar with Candela Corporation (acquired by Syneron in January 2010) and Syneron.

Under the first Agreement, Palomar grants to Candela and Syneron a non-exclusive, worldwide, fully paid-up, irrevocable license to U.S. Patent Nos. 5,735,844 and 5,595,568 and foreign counterparts for their professional laser- and lamp-based hair removal systems.  Under this Agreement, Candela and Syneron will pay Palomar $31 million by September 19, 2011.  In addition, Palomar will receive a royalty-free license to certain Candela patents.

Under the second Agreement, Palomar will grant to Syneron and affiliates a non-exclusive, royalty bearing, license in the United States to U.S. Patent Nos. 5,735,844 and 5,595,568 for consumer home-use lamp-based hair removal products.  Syneron will pay Palomar on sales in the United States a 5.0 percent royalty up to an undisclosed amount of cumulative sales, then 6.5 percent up to the next undisclosed amount of cumulative sales, and 7.5 percent on all cumulative sales thereafter.  In addition, Palomar will receive a royalty-free license to certain Syneron and Candela patents.

Louis P. Scafuri, Chief Executive Officer of Syneron, commented, “We are pleased to reach a mutually beneficial settlement that effectively ends the patent disputes between Syneron and Palomar. Syneron has a very strong balance sheet and we believe this fully paid-up license is a strategically beneficial utilization of our cash. It eliminates our exposure to continued legal liability in the matter, does not require any additional payments for professional hair removal systems, and supports our ongoing efforts to improve the Company’s gross and operating margins.”

Patricia Davis, Senior Vice President and General Counsel of Palomar, commented, “Licensing these patents to Candela and Syneron further substantiates the strength of these patents.  Palomar intends to continue its strategy of vigorously enforcing our patent position.”

Joseph P. Caruso, President and Chief Executive Officer of Palomar, commented, “Palomar pioneered the cosmetic light-based industry with the first high-powered laser hair removal system in 1997.  Since then, this industry has become one of the fastest growing segments in the medical industry with hair removal procedures being the most popular cosmetic light-based procedure performed today. Our intellectual property strategy has proved to be a valuable asset for our shareholders and we will continue to focus on expanding our intellectual property in the future.  ”

Under Palomar’s license agreement with the General Hospital Corporation, Palomar will pay to the General Hospital Corporation 40% of all payments from Candela and Syneron excluding reimbursement of Palomar’s legal costs.

About Palomar Medical Technologies, Inc.: Palomar is a leading researcher and developer of laser- and light-based systems for aesthetic treatments.

Palomar pioneered the optical hair removal field, when, in 1997, it introduced the first high-powered laser hair removal system. Since then, many of the major advances in light-based hair removal have been based on Palomar technology.

As a pioneer of fractional technology, Palomar is an owner of fundamental intellectual property in this area. In December 2009, Palomar received the first United States Food and Drug Administration (FDA) clearance for the treatment of stretch marks using a fractional non-ablative laser. In September 2010, Palomar received the first FDA clearance for a fractional ablative and fractional non-ablative combination treatment.

In December 2006, Palomar became the first company to receive a 510(k) over-the-counter (OTC) clearance from the FDA for a new, patented, home-use, light-based hair removal device. In June 2009, Palomar became the first company to receive a 510(k) OTC clearance from the FDA for a new, patented, home-use, laser device for the treatment of periorbital wrinkles. OTC clearance allows these products to be marketed and sold directly to consumers without a prescription. Palomar introduced the PaloVia™ Skin Renewing Laser™ in December 2010.

There are now millions of laser- and light-based aesthetic procedures performed around the world every year in physician offices, clinics, spas, salons, and homes.  Palomar is testing many new and exciting applications to further advance the aesthetic market and other surgical applications.

For more information on Palomar and its products, visit Palomar’s website at palomarmedical.com.

About Syneron Medical Ltd.

Syneron Medical Ltd. (NASDAQ: ELOS) is the leading global aesthetic device company with a comprehensive product portfolio and a global distribution footprint. The Company's technology enables physicians to provide advanced solutions for a broad range of medical-aesthetic applications including body contouring, hair removal, wrinkle reduction, rejuvenation of the skin's appearance through the treatment of superficial benign vascular and pigmented lesions, and the treatment of acne, leg veins and cellulite. The Company sells its products under two distinct brands, Syneron and Candela. Founded in 2000, the corporate, R&D, and manufacturing headquarters for Syneron Medical Ltd. are located in Israel. Syneron also has R&D and manufacturing operations in the US. The Company markets and services and supports its products in 90 countries. It has offices in North America, France, Germany, Italy, Portugal, Spain, UK, Australia, China, Japan, and Hong Kong and distributors worldwide.

Additional information can be found at www.syneron.com.

Palomar Forward Looking Statements

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, and financial and operating projections. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, technological difficulties in developing or introducing new products, the results of future research, lack of product demand and market acceptance for current and future products, the effect of economic conditions, challenges in managing joint ventures and research with third parties and government contracts, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company's future income and resulting ability to utilize its NOLs, and/or other factors, which are detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended December 31, 2010 and the Company's quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Syneron Safe Harbor for Forward Looking Statements

Any statements contained in this document regarding future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Further, any statements that are not statements of historical fact (including statements containing “believes,” “anticipates,” “plans,” “expects,” “may,” “will,” “would,” “intends,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the risk that the businesses of Syneron and Candela may not be integrated successfully; the risk that the merger transaction with Candela may involve unexpected costs or unexpected liabilities; the risk that synergies from the merger transaction may not be fully realized or may take longer to realize than expected; the risk that disruptions from the merger transaction make it more difficult to maintain relationships with customers, employees, or suppliers; as well as the risks set forth in Syneron Medical Ltd.’s most recent Annual Report on Form 20-F, and the other factors described in the filings that Syneron Medical Ltd. makes with the SEC from time to time.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, Syneron Medical Ltd.’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this document reflect the expectations and beliefs of Syneron Medical Ltd. as of the date of this document.  Syneron Medical Ltd. anticipates that subsequent events and developments will cause its expectations and beliefs to change.  However, while Syneron Medical Ltd. may elect to update these forward-looking statements publicly in the future, it specifically disclaims any obligation to do so.  The forward-looking statements of Syneron Medical Ltd. do not reflect the potential impact of any future dispositions or strategic transactions that may be undertaken.  These forward-looking statements should not be relied upon as representing Syneron Medical Ltd.’s views as of any date after the date of this document.

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Palomar Investor Contact:
Kerry McAnistan
Investor Relations Assistant
Palomar Medical Technologies, Inc.
(781) 993-2411
ir@palomarmedical.com

Syneron Contacts:
Asaf Alperovitz, Chief Financial Officer
+ 972 73 244 2283
Email: asafa@syneron.com

Zack Kubow, The Ruth Group
646-536-7020
Email: zkubow@theruthgroup.com